Exhibit 3.7

I. 2 • r. f•11; P. RCISSI Yin " e rr &Mr* Moab Come M eat al 1 Cori cRlrPirnda B M -C M • '11Am -,rryfijz*Rf El 'Mil{ Ng wo4ar.6-nrmangs4 I 1711715. 19 9$ KR: Nutihth MD429-111 a Frld On r•dxrCin2. of fliAllatee wpm Of Nora& Number fa Pel Certificate of Amendment I 3 (PURSL W IT TO WM .386 ANC. 70.tito i m miAcpc ad+. a;i• Ian tionxisr Krela ink-7!.111 FO mi glier cif .*lrrsfan f-t 2Lfi n uf.LE M X.rd n iari O ns (Pursuant . M Ind T U N Altar M um m a or Stock, : Marra of 0:1r 7 o rsitio11:• a bia WalldTridgCcrwraticria l . The rtble6 harifir bean 'wriggled as ferfbiga: (pgrfide arY 11Unitran, iniaig:7,* : a rla:I of Rim diaticks Kileccrpors.lim iusdaderl 11a its et.!&sity4a Frivide -to tim r_sar4 W 1 -CC 1.1.41E04 fatimigliSce, ISG[Paratkal S . Tile %to by wild% tha albaktipzider0 tleld6Mg arm In the =rpm dgrF 4argitifirig Nein to OXIreilb a Watt a I'MICiay et eta valkg power, EP PFJCh gFPNErlElr pflOSICIr5O1 of IN vuEng it at fray be retilliViI.1.3 the Calla du vote by dam* Cr W es, or as riay b required by lha prowiokals &ths. prficre5 inearpOtanfr hal.* voted In lbwof he amendment d.li _ Effidwn date crtfainsr. {optional) - • irrP-It.ra eurm 20.0sig ANIF 619 NO W " I II* . Sivoi N trap.ti-rod) X Rano.. cd ."1 PrXrgiNc 4nertgrwl trwsiv proNowrzm or- ark m4111-41 a crew Art styuk t, ei moo cf vAiganarg eRms M,cri aTweKirmdt reX IK be W oad kireViota, ISCIMA 10 tit affiresftio vats otcpylimi retpAe. r. W iwi Of thing IlePPILlang * r** W ly *INN Voliv po w CtirYY Ism pi implea irfthari try thr aveprier w t eon cip bir the ware wow writer, IMPORTANT: Foluv r, In mile *ipi Late W ei 17kailrietc. ona skt•rro. edit 1-0 py wit/ from rnyi tilinE5 ViDr , hr r.}ae1aQ. '3 mein noes' t'a Acinargow5rici ■ .17FuL O orki r=1* tEenem-• *Jim Arrgil ippdhArpo W irt P-1413